Exhibit 13.1
CERTIFICATION
          In connection with the periodic report of Wacoal Holdings (the “Company”) on Form 20-F for the period ended March 31, 2005 as filed with the Securities and Exchange Commission (the “Report”), the undersigned officer of the Company does hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of such officer’s knowledge:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.
          This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: July 7, 2006	By:	/s/ Yoshikata Tsukamoto
Yoshikata Tsukamoto
President and CEO